Exhibit (a)(1)(E)

OFFER TO PURCHASE FOR CASH

4,682,564 Outstanding Shares of Common Stock

of

MathStar, Inc.

at

$1.15 Net Per Share

pursuant to the Offer to Purchase dated June 1, 2009 by

Tiberius Capital II, LLC

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:01 A.M.,

NEW YORK CITY TIME, ON JUNE 30, 2009, UNLESS THE OFFER IS

EXTENDED.

June 1, 2009

To Our Clients:

Enclosed for your consideration are the Offer to Purchase dated June 1, 2009 (the “Offer to Purchase”) and the related Letter of Transmittal in connection with the third-party tender offer by Tiberius Capital II, LLC, an Illinois limited liability company (“Purchaser”) to purchase, 4,682,564 outstanding shares of common stock, par value $0.01 per share (the “Shares”), of MathStar, Inc., a Delaware corporation (the “Company”), at a net price per Share equal to $1.15 in cash (without interest and subject to applicable withholding taxes) upon the terms and subject to the conditions set forth in the Offer to Purchase and the related Letter of Transmittal (the “Letter of Transmittal” and together with the Offer to Purchase and any amendments or supplements thereto, the “Offer”).

If a stockholder desires to tender Shares pursuant to the Offer and such stockholder’s Share Certificates (as defined in the Offer to Purchase) are not immediately available or the procedures for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach the Depositary prior to the Expiration Date (as defined in the Offer to Purchase), such Shares may nevertheless be tendered according to the guaranteed delivery procedures set forth in the Offer to Purchase. See the Letter of Transmittal. Delivery of documents to the Book-Entry Transfer Facility (as defined in the Offer to Purchase) in accordance with the Book-Entry Transfer Facility’s procedures does not constitute delivery to the Depositary.

WE ARE THE HOLDER OF RECORD (DIRECTLY OR INDIRECTLY) OF SHARES HELD FOR YOUR ACCOUNT. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD OR OUR NOMINEES AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE ENCLOSED LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

We request instructions as to whether you wish to have us tender on your behalf any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the Offer.

Your attention is directed to the following:

•

The Offer Price is $1.15 per Share, net to you in cash without interest and subject to applicable withholding taxes upon the terms and conditions set forth in the Offer to Purchase and the Letter of Transmittal;

•	The Offer is being made for 4,682,564 outstanding Shares;

•	THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:01 A.M., NEW YORK CITY TIME, ON JUNE 30, 2009, UNLESS THE OFFER IS EXTENDED;

•

The Offer is conditioned upon, among other things: (i) there having been validly tendered and not withdrawn prior to the expiration of the Offer at least the number of shares of common stock, $0.01 par value per share (“Shares”), of MathStar, Inc., which, together with the Shares then owned by Tiberius Capital II, LLC (“Purchaser”), represents a majority of the total number of Shares then outstanding; (ii) Purchaser being satisfied that no takeover defenses (such as a “poison pill” shareholder rights plan, a staggered board of directors, an increase in the size of its Board of Directors from its current five members, or any issuance of preferred stock) exist for MathStar; (iii) Purchaser being satisfied that Purchaser will control MathStar’s Board of Directors immediately after the Offer is consummated; (iv) Purchaser being satisfied that MathStar retains a minimum of $13.75 million in cash or marketable securities at the time Purchaser assumes control of MathStar’s Board of Directors; (v) Purchaser being satisfied that the restrictions on business combinations with interested stockholders set forth in Section 203 of the General Corporation Law of the State of Delaware are inapplicable to the Offer; and (vi) Purchaser being satisfied that the total stockholders’ equity of MathStar is at least $14 million at the time Purchaser assumes control of MathStar’s Board of Directors. Other conditions of the offer are described herein under the caption “Conditions of the Offer.” The Offer is not subject to any financing condition. In addition, Purchaser reserves the right (but is not obligated) to purchase more than 4,682,564 Shares, if more than 4,682,564 Shares are tendered, or to waive any condition of the Offer and accept fewer than 4,682,564 Shares, if at least 3,750,000 Shares are tendered;

•

If more than 4,682,564 Shares are tendered in the Offer and not properly withdrawn prior to the Expiration Date (as defined herein), and Purchaser elects to purchase more than 4,682,564 Shares but fewer than the number of Shares tendered, then Purchaser will purchase the elected number of Shares on a pro rata basis from all tendering shareholders. The number of Shares that Purchaser will purchase from each tendering shareholder will be based on the total number of Shares validly tendered in the Offer and not properly withdrawn prior to the Expiration Date; and

•

Except as otherwise provided in the Letter of Transmittal, stockholders who tender Shares will not be obligated to pay brokerage fees or commissions to the Information Agent or the Depositary or stock transfer taxes with respect to the purchase of Shares by Purchaser pursuant to the Offer.

The Offer is made solely by the Offer to Purchase and the related Letter of Transmittal and any supplements and amendments thereto and is being made to all holders of Shares. Purchaser is not aware of any jurisdiction where the making of the Offer is prohibited by administrative or judicial action pursuant to any valid state statute or seek to have such statute declared inapplicable to the Offer. If Purchaser becomes aware of any valid state statute prohibiting the making of the Offer or the acceptance of Shares pursuant thereto, Purchaser will make a good faith effort to comply with such state statute or seek to have such statute declared inapplicable to the Offer. If, after such good faith effort, Purchaser cannot comply with such state statute, the Offer will not be made to (nor will tenders be accepted from or on behalf of) the holders of Shares in such state. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of Purchaser by one or more registered brokers or dealers licensed under the laws of such jurisdiction.

In all cases, payment for Shares accepted for payment pursuant to the Offer will be made only after timely receipt by the Depositary of (i) Share certificates (or a timely Book-Entry Confirmation), (ii) a properly completed and duly executed Letter of Transmittal (or manually signed facsimile thereof), with any required signature guarantees (or, in the case of a book-entry transfer effected pursuant to the procedures set forth in the Offer to Purchase), an Agent’s Message (as defined in the Offer to Purchase) in lieu of a Letter of Transmittal) and (iii) any other documents required by the Letter of Transmittal. Accordingly, tendering shareholders may be paid at different times depending upon when Share certificates or Book-Entry Confirmations with respect to Shares are actually received by the Depositary. Under no circumstances will interest be paid on the purchase price to be paid by Purchaser for the Shares, regardless of any extension of the Offer or any delay in making payment.

If you wish to have us tender any or all of your Shares, please so instruct us by completing, executing and returning to us the instruction form set forth on the opposite side of, or otherwise accompanying, this letter. An envelope in which to return your instructions to us is enclosed. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise specified in your instructions.

YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US AS SOON AS POSSIBLE SO THAT WE WILL HAVE AMPLE TIME TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION OF THE OFFER.

INSTRUCTIONS WITH RESPECT TO THE

OFFER TO PURCHASE FOR CASH

4,682,564 Outstanding Shares of Common Stock

of

MathStar, Inc.

at

$1.15 Net Per Share

pursuant to the Offer to Purchase dated June 1, 2009 by

Tiberius Capital II, LLC

The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase dated June 1, 2009 (the “Offer to Purchase”) and the related Letter of Transmittal (the “Letter of Transmittal” and together with the Offer to Purchase and any amendments or supplements thereto, the “Offer”) in connection with the third-party tender offer by Tiberius Captial II, LLC, an Illinois limited liability company (“Purchaser”), to purchase 4,682,564 outstanding shares of common stock, par value $0.01 per share (the “Shares”), of MathStar, Inc., a Delaware corporation (the “Company”), at a net price per Share equal to $1.15 in cash (without interest and subject to applicable withholding taxes) upon the terms and subject to the conditions set forth in the Offer to Purchase and the Letter of Transmittal.

This will instruct you to tender the number of Shares indicated below (or, if no number is indicated below, all Shares) that are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

Number of Shares to be Tendered

Shares

Dated

Account Number:

Signature(s)

Print Name(s)

Address(es)

Area Code and Telephone Number(s)